Exhibit 10.6A

AMENDMENT TO

AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This AMENDMENT TO NONQUALIFIED STOCK OPTION GRANT (the "Amendment"), dated as of April 28, 2014 (the "Date of Amendment"), is delivered by American Water Works Company, Inc. (the "Company") to ______________________ (the "Participant") to amend that certain NONQUALIFIED STOCK OPTION GRANT.

RECITALS

WHEREAS, the Company has previously awarded the Participant a Nonqualified Stock Option Grant dated February 20, 2014 (the "Grant Agreement"), governed by the terms of the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan");

WHEREAS, the Committee has determined to amend the Grant Agreement to cause the Participant to become vested upon the attainment of certain age and service conditions;

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound hereby, agree as follows:

1.        Exercisability of Option Upon Retirement. Notwithstanding any provision of the Grant Agreement to the contrary, if, on or after the first vesting date specified in Section 2(a), the Participant's employment or service with the Employer terminates (for any reason other than for Cause) after the Participant's attainment of age 62 and completion of at least five (5) total years of employment or service with the Employer, the Option shall become fully exercisable as of the date of termination.

2.         Term of Option.  If the Participant's employment or service with the Employer terminates on account of Normal Retirement (as defined below), the expiration of the one year period following the date of the Participant's termination of employment or service on account of Normal Retirement. For purposes of this Grant, the term "Normal Retirement" shall mean, at the time of the Participant's termination of employment or service with the Employer, that the Participant has attained either (A) both (i) at least age 55 and (ii) at least 10 total years of employment or service with the Employer, or (B) both (i) at least age 62, and (ii) at least five (5) total years of employment or service with the Employer.

3.        No Other Changes to Grant Agreement. The terms otherwise set forth under the Grant Agreement shall not be modified by this Amendment except as expressly amended above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, effective as of the Date of Amendment.

AMERICAN WATER WORKS COMPANY, INC.

By:    Jeffry E. Sterba

Its:    President and CEO

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